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                                   Exhibit 23


Consent of Independent Accountants.
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                                                                      EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-69042) of A. Schulman, Inc. of our report dated October 14, 1994 appearing on page 25 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of this Form 10-K.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Cleveland, Ohio
November 21, 1994